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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report, dated February 10, 1996, on the consolidated financial statements and schedule of Universal Health Services, Inc. and Subsidiaries (the "Company") included in the Company's Annual Report on Form 10-K for the year ended December 31, 1995; to the incorporation by reference in this Registration Statement of our report, dated June 6, 1995, on the 1994 financial statements of Aiken Regional Medical Centers incorporated by reference in the Company's Prospectus, dated June 20, 1996, relating to securities registered on Form S-3, File 333-04445; and to all references to our Firm included in this Registration Statement.


                                       /s/ ARTHUR ANDERSEN LLP
                                       -----------------------


Philadelphia, Pennsylvania
October 4, 1996